Exhibit 99.1

February 10, 2015

Paycom Software Reports 45.4% Revenue Growth in the Fourth Quarter 2014; 40.3% Revenue Growth in Fiscal Year 2014

Record Fourth Quarter Revenue of $44.0 Million, up 45.4% year-over-year

Record Full Year Revenue of $150.9 Million, up 40.3% year-over-year

Fourth Quarter GAAP and Pro Forma Net Income of $2.5 Million

Fourth Quarter Non-GAAP Net Income of $3.1 Million

Fourth Quarter GAAP and Pro Forma Earnings Per Share of $0.05

Fourth Quarter Non-GAAP Earnings Per Share of $0.06

Full Year GAAP and Pro Forma Net Income of $5.7 Million

Full Year Non-GAAP Net Income of $9.6 Million

Full Year GAAP and Pro Forma Earnings Per Share of $0.11

Full Year Non-GAAP Earnings Per Share of $0.19

OKLAHOMA CITY—(BUSINESS WIRE)— Paycom Software, Inc. (“Paycom”) (NYSE: PAYC), a leading provider of a comprehensive cloud-based solution for human capital management, today announced its financial results for the quarter and year ended December 31, 2014.

“Our momentum continued through the fourth quarter of 2014,” said Chad Richison, President and Chief Executive Officer of Paycom. “Companies across a wide range of sizes and industries are continuing to discover the benefits offered by the Paycom solution. With Paycom’s five new office openings announced earlier today and the addition of our newly launched learning management system, Paycom Learning, we believe Paycom is well positioned to continue its leadership in the human capital management industry.”

Financial Highlights for the Fourth Quarter of 2014

Total Q4’14 Revenue of $44.0 million increased 45.4% compared to $30.3 million in the same period last year, primarily due to the addition of clients in mature sales offices. Recurring revenues of $43.2 million increased 45.1% from the comparable prior year period, and comprised 98.0% of total revenues.

Q4’14 GAAP Net Income (Loss) was $2.5 million, or $0.05 per diluted share, compared to a loss of $(2.0) million, or $(0.04) per diluted share in the same period last year.

Q4’14 Adjusted EBITDA1 was $7.8 million, compared to $3.5 million in the same period last year.

Q4’14 Pro Forma Net Income (Loss) was $2.5 million, or $0.05 per diluted share, compared to a loss of $(1.3) million, or $(0.03) per diluted share, in the same period last year.

Q4’14 Non-GAAP Net Income (Loss)1 was $3.1 million, or $0.06 per diluted share, compared to a loss of $(0.1) million, or $0.00 per diluted share, in the same period last year.

Q4’14 Annualized New Recurring Revenue (“ANRR”) was $20.6 million, up from $14.3 million for the same period last year, representing 43.8% growth from the comparable prior year period.

Cash and Cash Equivalents were $25.1 million as of December 31, 2014.

Total Debt was $27.0 million as of December 31, 2014. This debt consisted solely of debt on the corporate headquarters.

Financial Highlights for the Full Year 2014

Total Full Year 2014 Revenue of $150.9 million increased 40.3% for the full year 2014 compared to $107.6 million for the full year 2013.

Full Year 2014 GAAP Net Income (Loss) was $5.7 million, or $0.11 per diluted share for the full year 2014, compared to $0.6 million, or $0.01 per diluted share for the full year 2013.

Full Year 2014 Adjusted EBITDA1 was $27.0 million for the full year 2014, compared to $19.9 million for the full year 2013.

Full Year 2014 Pro Forma Net Income (Loss) was $5.7 million, or $0.11 per diluted share for the full year 2014, compared to $0.7 million, or $0.02 per diluted share, for the full year 2013.

Full Year 2014 Non-GAAP Net Income (Loss)1 was $9.6 million, or $0.19 per diluted share for the full year 2014, compared to $2.7 million, or $0.06 per diluted share, for the full year 2013.

Full Year 2014 Annualized New Recurring Revenue (“ANRR”) was $59.6 million, up from $42.1 million for the full year 2013, representing 41.8% growth from the comparable prior year period.

1 Adjusted EBITDA and non-GAAP net income (loss) are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending March 31, 2015, and year ending December 31, 2015:

First Quarter 2015

Total Revenues in the range of $49 million to $50 million.

Adjusted EBITDA in the range of $9 million to $10 million.

Fiscal Year 2015

Total Revenues in the range of $194 million to $196 million.

Adjusted EBITDA in the range of $32 million to $34 million.

We have not reconciled the Adjusted EBITDA range for the quarter ending March 31, 2015 or the year ending December 31, 2015 to net income (loss) because applicable information for future periods, on which this reconciliation is based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, stock-based compensation expense and other items. Accordingly, a reconciliation of these Adjusted EBITDA ranges to net income (loss) is not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we consider and have included certain non-GAAP financial measures in this press release, including Adjusted EBITDA and non-GAAP net income (loss). We use Adjusted EBITDA and non-GAAP net income (loss) as supplemental measures to review and assess our performance and for planning purposes. We define: (i) Adjusted EBITDA as net income, plus interest expense, taxes, depreciation and amortization, stock-based compensation expense, net loss on early extinguishment of debt and certain transaction expenses that are not core to our operations and (ii) non-GAAP net income (loss) as pro forma net income plus tax adjusted stock-based compensation expense, tax adjusted net loss on early extinguishment of debt and certain tax adjusted transaction expenses that are not core to our operations. Adjusted EBITDA and non-GAAP net income (loss) are metrics that we believe are useful to investors in evaluating our performance and facilitating comparison with other peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP.

Adjusted EBITDA and non-GAAP net income (loss) are not measures of financial performance under GAAP, and should not be considered a substitute for net income (loss) or pro forma net income (loss), as applicable, which we consider to be the most directly comparable GAAP measures. Adjusted EBITDA and non-GAAP net income (loss) have limitations as analytical tools, and when assessing our operating performance, you should not consider Adjusted EBITDA and non-GAAP net income (loss) in isolation, or as a substitute for “net income (loss),” “pro forma net income (loss)” or other Condensed Consolidated Statements of Income data prepared in accordance with GAAP. Adjusted EBITDA and non-GAAP net income (loss) may not be comparable to similar titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, February 10, 2015 at 5:00 p.m. Eastern tTime to discuss the company’s financial results. To access this call, dial (888) 317-6003 (domestic) or (412)-317-6061 (international) with conference ID 0213765. A live webcast, as well as the replay of the conference call will be available on the Investor Relations page of the company’s website at http://investors.paycom.com. A replay of this conference call can also be accessed by dialing (877)-344-7529 (domestic) or (412)-317-0088 (international) until February 26, 2015. The replay passcode is 10059646.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom serves businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom has offices across the country and serves clients in all 50 states.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the teleconference call may be, forward looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Paycom’s actual results to differ materially from those stated or implied by such forward-looking statements, as a result of various risks and uncertainties including: changes in the demand for our solution, pricing changes and the impact of competition; changes in technology; our ability to attract, hire and retain skilled employees; our ability to attract and retain clients and increase the number of applications utilized by our clients; our ability to develop and market new applications, improve our existing applications and increase the value of our solution; our ability to maintain or increase our revenues and revenue growth rate; our ability to successfully launch, sustain and drive revenue from new sales offices; the sufficiency of our cash and cash equivalents and cash generated from operations to meet our working capital and capital expenditure requirements; changes in laws regulating payroll taxes and employee benefits; the possibility of a security breach that disrupts operations or exposes client confidential data; and potentially unfavorable outcomes related to pending legal matters.

Other factors that may cause such differences include, but are not limited to, those discussed in our periodic filings with the Securities and Exchange Commission, including those discussed in the prospectus filed with the Securities and Exchange Commission on January 15, 2015, and in particular the section entitled “Risk Factors” of the prospectus. Paycom undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

Paycom Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$25,144	$13,362
Restricted cash	371	369
Accounts receivable	2,794	1,705
Prepaid expenses and IPO costs	1,952	2,133
Inventory	195	578
Income tax receivable	935	150
Deferred tax assets	1,445	3,672

Current assets before funds held for clients	32,836	21,969
Funds held for clients	660,557	455,779

Total current assets	693,393	477,748
Property, plant and equipment, net of accumulated depreciation of $17.1 million and $11.5 million, respectively	47,919	38,671
Deposits and other assets	645	461
Goodwill	51,889	51,889
Intangible assets, net of accumulated amortization of $12.1 million and $10.5 million, respectively	5,096	6,709

Total assets	$798,942	$575,478

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,042	$5,020
Accrued commissions and bonuses	5,080	3,598
Accrued payroll and vacation	1,582	3,087
Deferred revenue	2,535	1,582
Current portion of long-term debt	855	9,545
Accrued expenses and other current liabilities	5,121	4,372

Current liabilities before client funds obligation	18,215	27,204
Client funds obligation	660,557	455,779

Total current liabilities	678,772	482,983

Deferred tax liabilities	3,107	2,895
Long-term deferred revenue	16,802	10,990
Long-term debt, less current portion	26,123	11,545
Long-term debt to related parties	—	60,875
Derivative liability	—	1,107

Total long-term liabilities	46,032	87,412

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000 shares authorized, 53,832,782 and 45,708,573 shares issued and outstanding at December 31, 2014 and 2013, respectively)	538	457
Additional paid in capital	67,937	33,978
Retained earnings (accumulated deficit)	5,663	(29,349)

Total parent’s stockholders’ equity	74,138	5,086

Noncontrolling interest	—	(3)

Total stockholders’ equity	74,138	5,083

Total liabilities and stockholders’ equity	$798,942	$575,478

Paycom Software, Inc.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except share amounts)

	Year Ended December 31,
	2014	2013	2012
Revenues
Recurring	$148,207	$105,560	$75,420
Implementation and other	2,722	2,041	1,390

Total revenues	150,929	107,601	76,810

Cost of revenues
Operating expenses	24,694	19,070	14,895
Depreciation	2,624	1,821	1,431

Total cost of revenues	27,318	20,891	16,326

Administrative expenses
Sales and marketing	63,547	42,681	29,255
Research and development	4,325	2,146	1,632
General and administrative	35,501	28,729	19,372
Depreciation and amortization	4,538	3,682	4,092

Total administrative expenses	107,911	77,238	54,351

Total operating expenses	135,229	98,129	70,677

Operating income	15,700	9,472	6,133
Interest expense	(3,421)	(9,272)	(6,977)
Net loss on early repayment of debt	(4,044)	—	—
Other income, net	1,421	1,199	354

Income (loss) before income taxes	9,656	1,399	(490)
Provision (benefit) for income taxes	3,993	792	(84)

Net income (loss)	5,663	607	(406)
Net income (loss) attributable to the noncontrolling interest	—	6	(3)

Net income (loss) attributable to Paycom	$5,663	$601	$(403)

Pro forma additional income tax benefit	—	(137)	(14)

Pro forma net income (loss)	$5,663	$738	$(389)

Net income (loss) per share, basic	$0.11	$0.01	$(0.01)
Net income (loss) per share, diluted	$0.11	$0.01	$(0.01)
Pro forma net income (loss) per share, basic	$0.11	$0.02	$(0.01)
Pro forma net income (loss) per share, diluted	$0.11	$0.02	$(0.01)
Weighted average shares outstanding:
Basic	49,784,154	45,476,895	44,771,559

Diluted	51,857,309	48,062,075	44,771,559

Pro Forma weighted average shares outstanding:
Basic	49,784,154	45,476,895	44,771,559

Diluted	51,857,309	48,062,075	44,771,559

Paycom Software, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2014	2013	2012
Operating activities
Net income (loss)	$5,663	$607	$(406)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,162	5,486	5,522
Gain on sale of property, plant and equipment	—	(248)	—
Amortization of debt discount and debt issuance costs	133	258	162
Write off of debt discount	4,051	—	—
Stock-based compensation expense	712	934	503
Change in fair value of derivative liability	(1,107)	(660)	(333)
Changes in operating assets and liabilities:
Accounts receivable	(1,089)	(1,083)	(133)
Prepaid expenses	(465)	(800)	(395)
Inventory	267	136	8
Income tax receivable	(122)	(150)	—
Deposits and other assets	(232)	(44)	(75)
Deferred tax assets	2,227	512	(323)
Deferred tax liabilities	32	5	159
Accounts payable	(2,386)	2,667	1,157
Accrued commissions and bonuses	1,482	1,645	1,461
Accrued payroll and vacation	(1,505)	1,162	351
Deferred revenue	6,765	4,163	2,778
Accrued expenses and other liabilities	749	2,394	538

Net cash provided by operating activities	22,337	16,984	10,974

Investing activities
Increase in funds held for clients	(204,778)	(131,513)	(71,001)
Increase in restricted cash	(2)	(1)	(117)
Purchases of property, plant and equipment	(14,270)	(17,176)	(5,971)
Proceeds from sale of property, plant and equipment	—	258	106

Net cash used in investing activities	(219,050)	(148,432)	(76,983)

Financing activities
Proceeds from issuance of long-term debt	6,538	6,979	1,750
Proceeds from issuance of long-term debt to related party	—	—	16,398
Payments on long-term debt	(65,650)	—	(401)
Increase in client funds obligation	204,778	131,513	71,001
Proceeds from initial public offering, net of offering costs	62,840	—	—
Proceeds from issuance of common shares	—	—	2,409
Distributions paid to stockholders as return of capital	—	—	(18,807)
Incentive shares redeemed	—	(1,061)	—
Payments of deferred offering costs	—	(647)	—
Distributions paid to stockholders	—	(5,409)	(158)
Payment of debt issuance costs	(11)	—	—

Net cash provided by financing activities	208,495	131,375	72,192

Change in cash and cash equivalents	11,782	(73)	6,183
Cash and cash equivalents
Beginning of year	13,362	13,435	7,252

End of year	$25,144	$13,362	$13,435

Supplemental cash flow disclosure
Cash paid for interest, net of amounts capitalized	$3,482	$9,298	$6,834
Cash paid for income taxes	2,013	378	74
Noncash activity
Purchase of property, plant and equipment on account	$408	$368	$167
Issuance of common shares as return of capital distribution	—	—	46,193

Paycom Software, Inc.

Breakout of Stock-based Compensation Expense

(in thousands)

	Year Ended December 31,			4th Quarter
	2014	2013		2014	2013
Stock-based compensation expense:			Stock-based compensation expense:
Operating expenses	$32	$222	Operating expenses	$13	$4
Sales and marketing	166	114	Sales and marketing	7	2
Research and development	16	345	Research and development	9	5
General and administrative	498	253	General and administrative	321	(2)

	$712	$934		$350	$9

Paycom Software, Inc.

Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA

(in thousands)

	Year Ended December 31,			4th Quarter
	2014	2013		2014	2013
Consolidated statements of income data:			Consolidated statements of income data:
Net income	$5,663	$607	Net income (loss)	$2,506	$(1,964)
Interest expense	3,421	9,272	Interest expense	342	2,343
Taxes	3,993	792	Taxes (benefit)	1,965	(419)
Depreciation and amortization	7,162	5,503	Depreciation and amortization	1,964	1,467

EBITDA	20,239	16,174	EBITDA	6,777	1,427
Stock-based compensation expense	712	934	Stock-based compensation expense	350	9
Transaction expenses	2,004	2,747	Transaction expenses	641	2,084
Net loss on early extinguishment of debt	4,044	—	Net loss on early extinguishment of debt	—	—

Adjusted EBITDA	$26,999	$19,855	Adjusted EBITDA	$7,768	$3,520

Paycom Software, Inc.

Reconciliation of Pro forma net income (loss) to Non-GAAP net income

(in thousands, expect per share amounts)

	Year Ended December 31,			4th Quarter
	2014	2013		2014	2013
Consolidated statements of income data:			Consolidated statements of income data:
Pro forma net income	$5,663	$738	Pro forma net income (loss)	$2,506	$(1,251)
Tax adjusted stock-based compensation expense	418	495	Tax adjusted stock-based compensation expense	196	4
Tax adjusted transaction expenses	1,175	1456	Tax adjusted transaction expenses	359	1,104
Tax adjusted net loss on early extinguishment of debt	2,372	—	Tax adjusted net loss on early extinguishment of debt	—	—

Non-GAAP net income	$9,628	$2,689	Non-GAAP net income (loss)	$3,061	$(143)

Non-GAAP net income per share, basic	$0.19	$0.06	Non-GAAP net income (loss) per share, basic	$0.06	$(0.00)
Non-GAAP net income per share, diluted	$0.19	$0.06	Non-GAAP net income (loss) per share, diluted	$0.06	$(0.00)
Pro Forma weighted average shares outstanding:			Pro Forma weighted average shares outstanding:
Basic	49,784,154	45,476,895	Basic	52,018,730	46,017,666
Diluted	51,857,309	48,062,075	Diluted	53,855,629	46,017,666

Contacts

Paycom Software, Inc.

Media Contact:

Kathy Oden-Hall, 800-580-4505

CMO

Kathy.Oden-Hall@paycom.com

or

Investor Relations Contact:

855-603-1620

investors@paycom.com Source:

Paycom Software, Inc.